Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Rachel Wilson 914-967-9400

Investors: Allison Malkin ICR, Inc. 203-682-8225

Press: Liz Cohen Weber Shandwick 212-445-8044

FOR IMMEDIATE RELEASE

JARDEN ANNOUNCES AGREEMENT TO ACQUIRE YANKEE CANDLE FOR $1.75 BILLION

- Transaction will be accretive to adjusted earnings per share, pre-synergies

- Cross-selling and cross-channel opportunities expected to drive top-line growth

- Acquisition will enhance overall gross profit and EBITDA margins

- Jarden to hold webcast/conference call at 8:30 a.m. EDT today; details at end of release

Rye, New York — September 3, 2013 — Jarden Corporation (“Jarden” or the “Company”) (NYSE: JAH), a leading global consumer products company, announced today that it has entered into a definitive purchase agreement to acquire Yankee Candle Investments LLC (“Yankee Candle”), a leading specialty-branded premium scented candle company in the United States, from a fund managed by Madison Dearborn Partners, LLC, a private equity firm, for approximately $1.75 billion in cash, subject to working capital and other adjustments.

The transaction will extend Jarden’s portfolio of market-leading, consumer brands in niche, seasonal staple categories, while creating opportunities in cross-selling, broadening the global distribution platform, and deepening Jarden’s talent bench. Upon closing the transaction, Jarden would have pro forma net sales and adjusted EBITDA of approximately $7.7 billion and $1.0 billion, respectively, for the twelve months ended June 30, 2013. As an addition to Jarden’s Branded Consumables segment, Yankee Candle will further balance Jarden’s portfolio, expanding this segment to approximately 35% of combined sales. The transaction is expected to be funded with cash on hand, common equity and the balance through a mix of bank debt and bonds.

Yankee Candle has many of the same attractive business characteristics as Jarden, including a leading market position in its core categories, a loyal customer base and an experienced management team. Yankee Candle has delivered consistent organic growth that is in line with Jarden’s overall top-line growth profile of 3%-5%, as well as strong margins and solid cash flow. Its seasonal staple characteristics have enabled Yankee Candle to demonstrate a proven resilience through economic cycles.

The transaction is perfectly aligned with Jarden’s disciplined acquisition criteria, and it will enhance the Company’s overall margin profile. Pro forma for the transaction, Jarden’s adjusted gross profit and adjusted EBITDA margins for the twelve months ended June 30, 2013 would have been 32.1% and 13.2%, respectively, compared to 28.9% and 11.8%, respectively, on a standalone basis. The transaction is expected to be accretive to Jarden’s adjusted earnings per share by approximately 10%, pre synergies. Additionally, Yankee Candle’s strong cash flow generative characteristics are consistent with the balance of Jarden’s portfolio. We anticipate that the combination will achieve our target leverage ratio within the first year of ownership.

Martin E. Franklin, Jarden’s Founder and Executive Chairman, commented, “We are delighted to announce this acquisition, which is consistent with our more than ten-year track record of success in acquiring leading consumer brands synonymous with their niche categories. The iconic Yankee Candle brand is a natural extension of our existing portfolio and of our Branded Consumables business segment. As a successful, well-managed and well-invested business, Yankee Candle is a solid platform for us to leverage our proven, time-tested and portable brand- building approach and to drive additional value through investments in brand equity, product development and innovation. As our first significant acquisition since April 2010, Yankee Candle embodies all of the characteristics of our market-leading brands, while offering a compelling financial and strategic value proposition.”

James E. Lillie, Jarden’s Chief Executive Officer, added, “Not only will this acquisition immediately enhance our financial performance and create exciting new revenue drivers, but also it will expand the deep bench of talent that we have developed over the years. Our complementary strengths and skillsets pave the way for new cross- selling opportunities, cross-brand collaboration, partnerships and cross-business support, accelerating revenue growth across our global platform and driving long-term shareholder value. Jarden’s global presence, capabilities and scale will facilitate Yankee Candle’s expansion into new markets and geographies to further drive top-line growth and profitability. At the same time, Yankee Candle’s gross profit and EBITDA margins will enhance Jarden’s overall margins. Potential future cost and distribution synergies will help support investments and drive bottom-line improvements across the Jarden platform.”

Harlan M. Kent, Yankee Candle’s President and Chief Executive Officer, added, “This is a transformative milestone for Yankee Candle. Over the past 40 years, we have built a truly iconic brand with a deeply loyal customer base. Jarden is well known as a stable, long-term owner of businesses, and this will provide us with a perfect platform on which to grow. This acquisition provides us with the resources and scale necessary to drive our future success and will further strengthen our existing product development and distribution capabilities. Jarden’s similar niche consumer strategy and complementary consumer portfolio will help to accelerate our expansion. I’d like to thank all of Yankee Candle’s employees for their ongoing dedication to the business and hope they share in my excitement as we look forward to the next stage of our growth as part of the Jarden family.” The transaction, which is expected to close early in the fourth quarter of 2013, is subject to customary closing conditions and regulatory approvals.

Please see the schedule accompanying this release for a reconciliation of non-GAAP adjusted gross profit, adjusted gross profit margin, adjusted EBITDA, and adjusted EBITDA margin to the comparable GAAP measures.

Conference Call Information

Jarden will be hosting a conference call at 8:30 a.m. Eastern Time on September 3, 2013 to discuss the transaction. The listen-only mode of the call can be accessed by dialing 1-888-708-5692 (or 1-913-312-1443 for international callers) and entering the following pass code: 1817117. The call will also be webcast simultaneously through the Company’s website, www.jarden.com, and will be archived approximately one hour after completion of the call. Additionally, a telephonic re-play of the call will be available at 11:30 a.m. Eastern Time on September 3, 2013 until 11:59 p.m. Eastern Time on September 10, 2013 and can be accessed by dialing 1 -877-870-5176.

A slide presentation will be available at www.jarden.com.

Safe Harbor

This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the impact of the Yankee Candle acquisition on the Company’s business and financial results including sales, segment net sales, adjusted EBITDA, adjusted gross profit, accretive to earnings, adjusted EPS, overall margin profiles, adjusted gross margin, adjusted EBITDA margin and cash flows, the ability of the Company to close the Yankee Candle acquisition, the ability of the Company to raise the funds needed to close the Yankee Candle acquisition and the expected plan to fund the Yankee Candle acquisition, the Company’s earnings per share and adjusted diluted earnings per share, expected or estimated revenue, segment earnings, net interest expense, income tax provision, cash flow from operations, and reorganization and other non-cash charges, the outlook for the Company’s markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, our ability to raise new debt, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to successfully integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

About Yankee Candle

Yankee Candle is a leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales. Yankee Candle participates in the $25 billion global candle and home fragrance market. Yankee Candle has a 43-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts. Yankee Candle sells its products through a North American wholesale customer network of approximately 35,000 store locations, a growing base of Yankee Candle owned and operated retail stores, direct mail catalogs, and its Internet website (www.yankeecandle.com). Outside of North America, Yankee Candle sells its products primarily through an international wholesale customer network of over 6,000 store locations and distributors covering over 50 countries on a combined basis.

About Jarden Corporation

Jarden Corporation is a leading provider of a diverse range of consumer products with a portfolio of over 120 trusted, quality brands sold globally. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Aero®, Berkley®, Campingaz® and Coleman®, ExOfficio®, Fenwick®, Gulp!®, Invicta®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Volkl® and Zoot®; Consumer Solutions: Bionaire®, Breville®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lifoam®, Lillo®, Loew Cornell®, Mapa®, NUK®, Pine Mountain®, Quickie®, Spontex® and Tigex®. Headquartered in Rye, N.Y., Jarden ranks #383 on the Fortune 500 and has over 25,000 employees worldwide. For further information about Jarden, please visit www.jarden.com.

Note: This release contains non-GAAP financial measures that may not be directly comparable to other similarly titled measures used by other companies. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in monitoring and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charges of goodwill, intangibles and other assets, certain net reorganization costs and acquisition-related and other charges, transaction and integration costs, Venezuela hyperinflationary and devaluation-related charges, gains and losses as a result of currency fluctuations, gain on the sale of a domestic business, non-cash stock-based compensation costs, loss on early extinguishment of debt, non-cash original issue discount amortization and other items. Adjusted gross margin is calculated by dividing adjusted gross profit by net sales. Segment earnings (as adjusted EBITDA) margin is calculated by dividing segment earnings (as adjusted EBITDA) by net sales. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Schedule to Release

Supplemental Pro Forma Financial Information (unaudited)

($ in millions)
	Jarden 12 Months Ended 6/30/2013	Yankee Candle 52 Weeks Ended 6/29/2013	Pro Forma 12 Months Ended 6/30/2013
Net sales	$6,865	$863	$7,728
Adjusted gross profit	$1,985	$494	$2,479
% Margin	28.9%	57.2%	32.1%
Adjusted EBITDA (Segment Earnings)	$813	$205	$1,018
% Margin	11.8%	23.8%	13.2%

Supplemental Combined Financial Information (unaudited)

($ in millions)
	Jarden 12 Months Ended 6/30/2013	Yankee Candle 52 Weeks Ended 6/29/2013	Combined 12 Months Ended 6/30/2013
Cash flow from operations	$436	$82	$518

Jarden Supplemental Financial Information (unaudited)

($ in millions)	Six Months Ended
	6/30/2013	6/30/2012	Inc/(Dec) %
Net sales	$3,340	$3,171	5.3%
Adjusted gross profit	$962	$916	5.0%
% Margin	28.8%	28.9%
Adjusted EBITDA (Segment Earnings)	$348	$349	(0.4%)
% Margin	10.4%	11.0%
Cash flow from operations	$(41)	$3	NM

Jarden Corporation

Reconciliation of GAAP to Non-GAAP

Jarden Latest Twelve Months (“LTM”) Segment Earnings Reconciliation (unaudited)

($ in millions)	Year Ended	Six Months Ended		LTM Ended
	12/31/2012	6/30/2013	6/30/2012	6/30/2013
Reconciliation of Non-GAAP measure:
Net income	$244	$72	$118	$198
Income tax provision	148	42	70	120
Interest expense, net	185	96	90	191
Loss on early extinguishment of debt	—	26	—	26

Operating Earnings	$577	$236	$278	$535

Adjustments to reconcile to Segment Earnings
Depreciation and amortization	$153	$76	$71	$158
Fair market value adjustments to inventory	6	5	—	11
Reorganization costs, net	27	2	—	29
Acquisition-related and other costs, net	17	—	—	17
Venezuela devaluation-related charges	—	29	—	29
Cumulative adjustment of stock compensation	34	—	—	34

Segment Earnings	$814	$348	$349	$813

Jarden LTM Gross Profit Reconciliation (unaudited)

($ in millions)	Year Ended	Six Months Ended		LTM Ended 6/30/2013
	12/31/2012	6/30/2013	6/30/2012
Reconciliation of Non-GAAP measure:
Net sales	$6,696	$3,340	$3,171	$6,865
Cost of sales	4,772	2,383	2,255	4,900

Gross profit	$1,924	$957	$916	$1,965

Adjustments to reconcile to Adjusted Gross Profit
Fair market value adjustments to inventory	6	5	—	11
Accelerated depreciation related to international platform rationalization	9	—	—	9

Adjusted Gross Profit	$1,939	$962	$916	$1,985

Yankee Candle Segment Earnings Reconciliation (unaudited)

($ in millions)	52 Weeks Ended	26 Weeks Ended		52 Weeks Ended
	12/29/2012	6/29/2013	6/30/2012	6/29/2013
Reconciliation of Non-GAAP measure:
Net income (loss)	$33	$(18)	$(28)	$43
Provision of income taxes	22	(9)	(16)	29

Income (loss) from continuing operations before provision for income taxes	$55	$(27)	$(44)	$72

Adjustments to reconcile to Income from continuing operations before provision for income taxes
Interest expense	$107	$49	$53	$103
Depreciation and amortization	35	17	18	34
Amortization included in interest expense	(7)	(4)	(3)	(8)
Realized gain on derivative contracts	(8)	(2)	(4)	(6)

EBITDA from Continuing Operations	$182	$33	$20	$195

Loss on early extinguishment of debt	13	—	13	—
Restructuring costs	2	1	1	2
Non-recurring advisory fee	1	1	1	1
Realized losses on foreign currency	1	—	1	—
Non-cash equity based compensation	1	—	—	1
Other one-time charges	1	1	1	1
Estimated impact of certain non-recurring events	5	1	1	5

Segment Earnings	$206	$37	$38	$205

Yankee Candle Gross Profit Reconciliation (unaudited)

($ in millions)	52 Weeks Ended	26 Weeks Ended		52 Weeks Ended
	12/29/2012	6/29/2013	6/30/2012	6/29/2013
Reconciliation of Non-GAAP measure:
Net sales	$844	$319	$300	$863
Cost of sales	364	145	135	374

Gross profit	$480	$174	$165	$489

Adjustments to reconcile to Adjusted Gross Profit
Estimated impact of certain non-recurring events	5	1	1	5

Adjusted Gross Profit	$485	$175	$166	$494

Pro Forma Combined Adjusted EBITDA Reconciliation (unaudited)

($ in millions)	LTM Ended 6/30/2013
Pro Forma
Reconciliation of Non-GAAP measure:
Net income	$273
Provision of income taxes	168

Income from continuing operations before provision for income taxes	$441

Interest expense	$227
Realized gain on derivative contracts	(6)
Loss on early extinguishment of debt	26

EBIT	$688

Depreciation and amortization	$208
Amortization included in interest expense	(8)

EBITDA from Continuing Operations	$888

Fair market value adjustments to inventory	11
Reorganization costs, net	29
Acquisition-related and other costs, net	17
Venezuela devaluation-related charges	29
Cumulative adjustment of stock compensation	35
Restructuring costs, net	2
Non-recurring advisory fee	1
Other one-time charges	1

Estimated impact of certain non-recurring events	5

Segment Earnings	$1,018